EXHIBIT 10.34

AMENDMENT NO. 1

TO

CONTANGO OIL & GAS COMPANY 1999 STOCK INCENTIVE PLAN

THIS AMENDMENT NUMBER ONE to the Contango Oil & Gas Company 1999 Stock Incentive Plan (the “Amendment”) is dated as of the 7th day of March, 2001.

WHEREAS, the Board of Directors (the “Board”) and the Shareholders of Contango Oil & Gas Company (the “Company”) have approved the Contango Oil & Gas Company 1999 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant to persons eligible under the Plan Restricted Stock Awards, Incentive Stock Options and Nonqualified Options to purchase the Company’s common stock, par value $0.04 per share (the “Common Stock”).

WHEREAS, it is deemed desirable and in the best interests of the Company to amend the Plan to (i) reflect the Company’s recent change in domicile from Nevada to Delaware and in connection therewith the 2 for 1 reverse of the Common Stock split (the “Reverse Stock Split”); (ii) include as exhibits to the Plan the forms of agreement that the Company and a grantee enter into when Incentive Stock Options, Nonqualified Options, or Restricted Stock Awards are granted or issued by the Company pursuant to the Plan (the “Form Agreements”); and (iii) change the governing law from Nevada to Delaware where the Company is currently incorporated (collectively, the items in (i) through (iii) are the “Conforming Changes”).

WHEREAS, the Conforming Changes do not materially alter the terms and conditions of the Plan in the manner contemplated in Section 18 of the Plan but rather serve to (i) clarify the change in the Company’s state of incorporation and reflect the Reverse Stock Split and (ii) facilitate Plan participants understanding of the administration of the Plan by including as exhibits to the Plan the Form Agreements that are used when a grant or award is made pursuant to the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended by the Board as follows:

1. Amendment to Section 4. Section 4 (“Number of Shares Subject to Plan”) of the Plan shall be amended and restated in its entirety as read as follows:

4. NUMBER OF SHARES SUBJECT TO PLAN

The shares to be offered under the Plan shall initially consist of up to two million five hundred thousand (2,500,000) shares of Common Stock, subject to adjustment from time to time by the Committee. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. If any shares, which are attributable to RSAs, expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, such shares shall again be available for purposes of this Plan.

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2. Amendment to Section 5. Section 5 (“Eligibility and Participation”) of the Plan shall be amended and restated in its entirety as follows to add a new paragraph (c):

5. ELIGIBILITY AND PARTICIPATION

(a) The Committee shall determine the Employees to whom Options or RSAs shall be granted, the time or times at which such Options or RSAs shall be granted and the number of shares to be subject to each Option or RSA. An Employee who has been granted an Option or RSA may, if he is otherwise eligible, be granted an additional Option or Options or RSA or RSAs if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

(b) In no event shall an Employee be granted in any calendar year, under the Plan and all other plans of the Company and any Subsidiary or Parent of the Company, Incentive Options that are first exercisable during any one calendar year for stock with an aggregate fair market value (determined as of the time the option was granted) in excess of One Hundred Thousand Dollars ($100,000).

(c) If an Employee is granted an Incentive Option or Nonqualified Option or RSA, such grant shall be granted pursuant to an agreement between the Company and the Employee in the form of agreement applicable for such grant or award, with such amendments or modifications as deemed necessary or appropriate by the Committee, copies of which form agreements are attached hereto as Exhibits A-1, A-2 or A-3.

3. Amendment to Section 23. Section 23 (“Option or RSA Agreements”) of the Plan shall be amended and restated in its entirety to read as follows:

23. OPTION OR RSA AGREEMENTS

In accordance with Section 5, Options and RSAs under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations of an Option or RSA. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of an Option or RSA and the extension of time to exercise an Option or RSA, except that, no such amendment shall affect the Option or RSA in a materially adverse manner without the consent of the Optionee or Participant nor shall any such amendment constitute a modification of any Incentive Option within the meaning of Section 424(h) of the Code.

4. Amendment to Section 25. Section 25 (“Governing Law”) of the Plan shall be amended and restated in its entirety to read as follows:

25. GOVERNING LAW.

The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.”

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5. Full Force and Effect. Except as expressly set forth in this Amendment, the Plan is unchanged and in full force and effect.

6. Governing Law. This Amendment is to be governed by and construed in accordance with the laws of the State of Delaware and the Code.

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